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                                                                      EXHIBIT 5

                      [LETTERHEAD OF IRELL & MANELLA LLP]

                               October 24, 1997

Mattel, Inc.
333 Continental Boulevard
El Segundo, California 90245-5012

Ladies and Gentlemen:

  We have acted as counsel to Mattel, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of up to $350,000,000 (exclusive of unissued securities under the Company's Registration Statement on Form S-3, dated February 29, 1996, which securities may be issued under the Registration Statement in reliance on Rule 429 under the Act) aggregate initial offering price of an indeterminate amount of the following: (i) shares of the Company's common stock, $1.00 par value per share ("Common Stock"), (ii) shares of the Company's preferred stock, $1.00 par value per share ("Preferred Stock"), which may be convertible into shares of Common Stock, (iii) depositary shares of the Company ("Depositary Shares"), representing a fractional interest in a share of Preferred Stock, which Depositary Shares are represented by depositary receipts (the "Depositary Receipts") to be issued pursuant to a deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company to be selected by the Company (the "Depositary"), (iv) the Company's debt securities (the "Debt Securities"), which may be convertible into shares of Common Stock, Preferred Stock and/or Depositary Shares, and which are to be issued pursuant to an Indenture (the "Indenture") between the Company and Chase Trust Company of California (formerly Chemical Trust Company of California), as trustee (the "Trustee"), (v) warrants or rights ("Warrants") to acquire Common Stock, Preferred Stock, Depositary Shares and/or Debt Securities, and (vi) units ("Units") consisting of two or more of the foregoing securities. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Units (collectively, the "Securities") may be issued from time to time pursuant to Rule 415 under the Act and will be subject to specific terms pertaining to each respective series of Securities as determined at the time of sale and as set forth in one or more supplements to the Prospectus constituting part of the Registration Statement.

  As such counsel, we have examined the Registration Statement, the Indenture and such records of the Company's corporate proceedings and such other documents and have made such other factual and legal investigations as we deemed necessary or appropriate in order to render this opinion.

  Based upon such examinations and investigations and subject to (i) the occurrence of such additional corporate procedures as are now contemplated prior to the issuance of any Securities or which we, as the Company's counsel, advise the Company to undertake in connection with any such issuance, (ii) the effectiveness of the Registration Statement under the Act, (iii) the establishment of the terms of each series of Securities in accordance with the terms of (a) the Company's Restated Certificate of Incorporation and Bylaws,
(b) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, (c) any agreement, indenture, mortgage, deed of trust, undertaking or other instrument that is binding upon the Company, and (d) applicable law, and (iv) the due authorization, execution and delivery of the Indenture and the Securities, and, as applicable, the authentication of and payment for the Securities, it is our opinion that:

    1. The Common Stock (including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Depositary Shares or Debt Securities or the exercise of any Warrants or as part of
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  any Units) will, upon the issuance and sale thereof in the manner contemplated by the Registration Statement, be validly issued, fully paid and nonassessable.

    2. The Preferred Stock (including any Preferred Stock that may be issuable pursuant to the conversion or exchange of any Depositary Shares or Debt Securities or the exercise of any Warrants or as part of any Units) will, upon the issuance and sale thereof in the manner contemplated by the Registration Statement, be validly issued, fully paid and nonassessable.

    3. Assuming the due authorization, execution and delivery of the Deposit Agreement by the Depositary and the Company, each Depositary Share (including any Depositary Shares that may be issuable pursuant to the conversion of any Debt Securities or the exercise of any Warrants or as part of any Units), when issued in accordance with the Deposit Agreement against deposit of the shares of Preferred Stock, will represent a beneficial interest in the applicable fraction of a validly issued, fully paid and nonassessable share of Preferred Stock and assuming the due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement and upon payment for and delivery of the Depositary Shares as contemplated by the Registration Statement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

    4. The Debt Securities (including any Debt Securities that may be issuable pursuant to the exercise of any Warrants or as part of any Units) will, upon the issuance and sale thereof in the manner contemplated by the Registration Statement, constitute legally valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to the binding and enforceable nature of such obligations, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

    5. The Warrants (including any Warrants that may be issuable as part of any Units) will, upon the issuance and sale thereof in the manner contemplated by the Registration Statement, constitute legally valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to the binding and enforceable nature of such obligations, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

  This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. However, we hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                          Sincerely,

                                          /s/ Irell & Manella LLP